EXHIBIT 99.1

                          School Specialty, Inc.
                     Valuation and Qualifying Accounts
 The Fiscal Years Ended April 25, 1998, April 24, 1999 and April 29, 2000

                                    Balance at  Charged to  Charged to                                  Balance at
                                    Beginning   Costs and     Other                                       End of
Description           Date          of Period   Expenses     Accounts      Deductions       Date          Period
Allowance for
 doubtful accounts  April 27, 1997    471,000    274,000     293,000 (a)  (322,000) (b)  April 25, 1998     716,000
                    April 25, 1998    716,000    266,000   1,579,000 (a)  (327,000) (b)  April 24, 1999   2,234,000
                    April 24, 1999  2,234,000    171,000     200,000 (a)  (861,000) (b)  April 29, 2000   1,744,000


Accumulated
 amortization
 of intangibles     April 27, 1997  3,324,000  2,061,000                   (24,000) (c)  April 25, 1998   5,361,000
                    April 25, 1998  5,361,000  4,656,000                  (119,000) (c)  April 24, 1999   9,898,000
                    April 24, 1999  9,898,000  6,895,000                  (947,000) (c)  April 29, 2000  15,846,000

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(a)  Allowance for doubtful accounts acquired in purchase acquisitions.
(b)  Represents (write-offs) / recoveries of uncollectable accounts receivable.
(c)  Represents (write-offs) / recoveries of fully amortized intangible assets.